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                                   EXHIBIT 99

                                  Press Release

For Release       Immediately
Contact:          Peter Ludlum
                  Pacific Biometrics, Inc.
                  949-455-9724
                  www.pacbio.com

         PACIFIC BIOMETRICS ANNOUNCES NASDAQ DELISTING

LAKE FOREST, CA (March 29, 1999) .......... Pacific Biometrics, Inc. (Nasdaq:
PBMI), announced that the Company has been advised today that the Nasdaq Listings Qualifications Panel has determined to delist the Company's securities from the Nasdaq Stock Market effective with the close of business today, March 29, 1999. This includes the common stock, symbol PBMI, and the publicly traded warrants, symbol PBMIW.

This delisting decision will have an adverse impact on the liquidity of the Company's securities, which may now trade on the OTC Bulletin Board of the over-the-counter market. This may make it more difficult to trade in the Company's securities or liquidate an investor's holdings. Also such delisting may make it more difficult for the Company to raise additional capital.

Pacific Biometrics, Inc. is an early stage company engaged in non-invasive diagnostics and laboratory services to improve the detection and management of chronic diseases. The Company is developing applications in diabetes and osteoporosis based on two proprietary technology platforms, the SalivaSac(Registered) collection device and the SweatPatch(Trademark).

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